Exhibit 99.1

NEWS RELEASE

Contacts: Randy Guba, CFO
Integrated Electrical Services, Inc.
713-860-1500

FOR IMMEDIATE RELEASE	Ken Dennard / ksdennard@drg-e.com
Karen Roan / kcroan@drg-e.com
DRG&E / 713-529-6600
INTEGRATED ELECTRICAL SERVICES REPORTS
FISCAL 2008 THIRD QUARTER RESULTS
HOUSTON — August 11, 2008 — Integrated Electrical Services, Inc. (NASDAQ: IESC) today announced financial results for the fiscal 2008 third quarter ended June 30, 2008.
     Revenues for the third quarter of fiscal 2008 were $214.5 million compared to revenues of $222.6 million for the third quarter of fiscal 2007. The Company reported income from operations, excluding restructuring charges in the third quarter of fiscal 2008, of $6.0 million compared to income from operations, which included no restructuring charges, of $4.3 million in the third quarter of fiscal 2007.
     Net income from continuing operations was $2.0 million, or $0.14 per diluted share, in the third quarter of fiscal 2008, which includes restructuring charges on an after-tax basis of $0.7 million, or $0.04 per diluted share. Excluding restructuring charges, adjusted net income from continuing operations was $2.7 million, or $0.18 per diluted share. Net income from continuing operations for the third quarter of fiscal 2007 was $1.0 million, or $0.07 per diluted share, and included no restructuring costs or unusual items. A non-GAAP reconciliation table is included in the financial tables below.
     Gross profit margin for the fiscal 2008 third quarter was 15.8 percent compared to 17.2 percent in the third quarter of fiscal 2007. Sales, general and administrative (“SG&A”) expenses were $28.1 million compared to SG&A expenses of $34.1 million in last year’s third quarter. SG&A expenses as a percentage of revenues were 13.1 percent in this year’s third quarter compared to 15.3 percent a year ago.

     Michael J. Caliel, IES’ President and Chief Executive Officer, stated, “Our third quarter yielded positive results at the operating income line even as our revenues experienced a modest decline, reflecting the economic downturn in the housing market. Our restructuring and cost management efforts have reduced our cost base, which has more than offset this decline in revenue. In fact, despite these economic headwinds and our Residential segment volume being down nearly 33 percent this year, our gross margin in Residential has improved, demonstrating our effectiveness in driving productivity enhancements. Importantly, revenues in both our Commercial and Industrial segments showed double digit annual growth in the third quarter.”
THIRD QUARTER SEGMENT DATA
     As a part of its long-term strategic plan, the Company restructured its operations into three major lines of business, Commercial, Industrial and Residential, and is now reporting segment data based on this alignment. Revenues for the Commercial segment for the third quarter of fiscal 2008 were $125.5 million at a gross margin of 13.8 percent compared to revenues of $113.2 million at a gross margin of 15.7 percent for the third quarter of fiscal 2007. Revenues for the Industrial segment for the third quarter of fiscal 2008 were $33.7 million at a gross margin of 17.8 percent compared to revenues of $29.8 million at a gross margin of 19.4 percent in the third quarter a year ago. Revenues for the Residential segment for the third quarter of fiscal 2008 were $55.3 million at a gross margin of 19.0 percent compared to revenues of $79.7 million at a gross margin of 18.5 percent in the comparable period a year ago.
FISCAL 2008 YEAR TO DATE
     Revenues for the first nine months of fiscal 2008 were $609.0 million compared to revenues of $666.0 million for the first nine months of fiscal 2007. Income from operations, excluding restructuring charges in the first nine months of fiscal 2008, was $11.5 million compared to income from operations, which had no restructuring charges, of $7.4 million in first nine months of fiscal 2007. Net income from continuing operations was $1.1 million, or $0.07 per diluted share, in the first nine months of fiscal 2008 which includes unusual items on an after-tax basis totaling $3.7 million, or $0.24 per diluted share.. These unusual items include restructuring and other charges. Excluding these items, adjusted net income from continuing operations was $4.8 million, or $0.31 per diluted share. Net income from continuing operations for the first nine months of fiscal 2007 was $0.5 million or $0.04 per diluted share, and included no restructuring costs or unusual items. A non-GAAP reconciliation table is included in the financial tables below.

     Gross profit margin for the first nine months of fiscal 2008 was 16.0 percent compared to 16.8 percent in the first nine months of fiscal 2007. SG&A expenses were $86.3 million compared to expenses of $104.8 million in the first nine months of fiscal 2007. SG&A expenses as a percentage of revenues were 14.2 percent in the first nine months of this year compared to 15.7 percent in the same period a year ago.
YEAR TO DATE SEGMENT DATA
     Revenues for the Commercial segment for the first nine months of fiscal 2008 were $346.7 million at a gross margin of 14.3 percent compared to revenues of $339.5 million at a gross margin of 15.5 percent for the first nine months of fiscal 2007. Revenues for the Industrial segment for the first nine months of fiscal 2008 were $101.4 million at a gross margin of 16.4 percent compared to revenues of $87.6 million at a gross margin of 16.8 percent in the first nine months a year ago. Revenues for the Residential segment for the first nine months of fiscal 2008 were $160.9 million at a gross margin of 19.6 percent compared to revenues of $238.9 million at a gross margin of 18.7 percent in the comparable period a year ago.
     Although year over year revenue improved in both the Commercial and Industrial segments, the gross margin declined due to increases in certain operating costs, including fuel and other input prices; competitive pricing pressures; and a change in project mix as some lower margin work was completed. In spite of the reduction in housing starts, the Residential gross margin showed improvement in the first nine months of 2008 compared to the comparable period of 2007 due to improved project execution, growth in the multi-family housing business and the ability to flex the overall workforce to meet project demands.
BACKLOG
     As of June 30, 2008, backlog was approximately $367 million compared to $382 million as of March 31, 2008 and to $323 million as of June 30, 2007. The overall quality of backlog remains strong, reflecting the Company’s ongoing selectivity regarding new business. The Residential segment experienced sequential improvement in backlog due to an increase in multi-family housing projects. Backlog for both the Industrial and Commercial segments declined in part due to seasonal fluctuations where a significant portion of the project work is performed during the summer months. In addition, part of the decline in Industrial was due to a change in mix from fixed price work, which is typically included in backlog, to more time and material work, which is not included in backlog.

DEBT AND LIQUIDITY
     In May 2008, the Company entered into an amendment to its revolving credit facility with Bank of America and other creditors, extending the maturity date to May 12, 2010, with favorable terms including the elimination of a $20.0 million restricted cash requirement. Total debt was $25.3 million as of June 30, 2008, the same as in the previous quarter. With $14.4 million available under the Company’s revolver and cash of $56.8 million, liquidity totaling $71.2 million as of the end of the third quarter is adequate to meet the Company’s operating needs.
     Michael J. Caliel, IES’ President and Chief Executive Officer, continued, “We are doing what we said we would when we embarked on this transformation program. We have strengthened the foundation of the business, restructured into three segments aligned with the customers and markets we serve and reduced our cost structure, while simultaneously investing in our infrastructure, systems and people, all in order to position the business for growth. We also continue to improve the quality of our operations and in response to the softening economic conditions in some of our key markets, have expanded our restructuring efforts and remain on track to be substantially complete by the end of September.”
SHARE REPURCHASE
     The Company’s board of directors previously authorized the repurchase of up to one million shares of IES common stock in the open market or through privately negotiated transactions through December 2009 and the Company has established a Rule 10b5-1 plan to facilitate this repurchase. To date, the Company has repurchased 507,398 shares of its common stock for $9.0 million at an average price of $17.70.
EBITDA RECONCILIATION
     The Company has disclosed in this press release EBITDA (earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA including restructuring expenses, each of which are non-GAAP financial measures. EBITDA and Adjusted EBITDA are also measures that are used in determining compliance with the Company’s senior secured credit facility. Therefore, Management believes that EBITDA and Adjusted EBITDA provide useful information to investors as a measure of comparability to peer companies. However, these calculations may vary from company to company, so IES’ computations may not be comparable to other companies. In addition, IES has certain assets established as part of applying fresh-start accounting that will be amortized in the future. A reconciliation of EBITDA and Adjusted EBITDA to net income is found in the table below. For further details on the Company’s financial results, please refer to the Company’s quarterly report on Form 10-Q, filed on August 11, 2008.
EBITDA, Adjusted EBITDA and Adjusted Operating Income
(DOLLARS IN MILLIONS)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Continuing Operations:
Net Income (Loss)	$2.0	$1.0	$1.1	$0.5
Interest Expense, net	1.1	1.8	5.7	4.9
Provision (Benefit) for Income Taxes	1.8	1.7	1.6	2.1
Depreciation and Amortization	1.8	2.6	6.4	7.5

EBITDA from Continuing Operations	$6.7	$7.1	$14.8	$15.0

Restructuring Expenses	$1.0	$—	$4.4	$—

Total Adjusted EBITDA from Continuing Operations*	$7.8	$7.1	$19.2	$15.0

* Earnings before Interest, Taxes, Depreciation, Amortization, and Restructuring Expenses

Operating Income	$4.9	$4.3	$7.1	$7.4
Restructuring Expenses	1.0	—	4.4	—

Adjusted Operating Income	$6.1	$4.3	$11.5	$7.4

CONFERENCE CALL
     Integrated Electrical Services has scheduled a conference call for Tuesday, August 12, 2008 at 9:30 a.m. eastern time. To participate in the conference call, dial (303) 262-2066 at least 10 minutes before the call begins and ask for the Integrated Electrical Services conference call. A brief slide presentation will accompany the call and can be viewed by accessing the web cast on the Company’s web site. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until August 19, 2008. To access the replay, dial (303) 590-3000 using a pass code of 11116515#.
     Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting www.ies-co.com. To listen to the live call on the web, please visit the Company’s web site at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live web cast, an archive will be available shortly after the call.
     Integrated Electrical Services, Inc. is a national provider of electrical solutions to the commercial and industrial, residential and service markets. The Company offers electrical system design and installation, contract maintenance and service to large and small customers, including general contractors, developers and corporations of all sizes.

Certain statements in this release, including statements regarding the restructuring plan and total estimated charges and cost reductions associated with this plan, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating future operating results and the Company’s ability to generate sales, or operating income; potential difficulty in addressing material weaknesses that have been identified by the Company; fluctuations in operating results because of downturns in levels of commercial and residential construction; delayed payments resulting from financial difficulties affecting customers; inaccurate estimates used in entering into contracts; inaccuracies in estimating revenue and percentage of completion on projects; the high level of competition in the construction industry both from third parties and ex-employees; increase in the costs of commodities used in our industry, including steel, copper, plastic, aluminum and gasoline; weather related delays; accidents resulting from the physical hazards associated with the Company’s work; difficulty in reducing SG&A; loss of key personnel, particularly presidents of business units; litigation risks and uncertainties; difficulties incorporating new accounting, control and operating procedures and centralization of back office functions; and disruptions in or the inability to effectively manage consolidations.
You should understand that the foregoing, as well as other risk factors discussed in this document, and in the Company’s annual report on Form 10-K for the year ended September 30, 2007 could cause future outcomes to differ materially from those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise information concerning its restructuring efforts, borrowing availability, or cash position or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.
Forward-looking statements are provided in this press release pursuant to the safe harbor established under the private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.
General information about Integrated Electrical Services, Inc. can be found at http://www.ies-co.com under “Investor Relations.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

INTEGRATED ELECTRICAL SERVICES INC., AND SUBSIDIARIES
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$214,485	$222,631	$608,957	$665,977
Cost of services	180,587	184,322	511,297	553,969

Gross profit	33,898	38,309	97,660	112,008
Selling, general and administrative expenses	28,052	34,113	86,283	104,774
(Gain) loss on asset sales	(115)	(91)	(139)	(117)
Restructuring charges	1,038	—	4,431	—

Income from operations	4,923	4,287	7,085	7,351
Interest and other expense, net	1,139	1,561	4,422	4,743
Income (loss) from continuing operations before income	3,784	2,726	2,663	2,608
Provision (benefit) for income taxes	1,758	1,693	1,572	2,077

Net income (loss) from continuing operations	2,026	1,033	1,091	531

Discontinued operations
Income (loss) from discontinued operations	49	(29)	387	(2,204)
Provision for (benefit from) income taxes	37	(203)	198	(1,340)

Net income (loss) from discontinued operations	12	174	189	(864)

Net income (loss)	$2,038	$1,207	$1,280	$(333)

Basic income (loss) per share:
Continuing operations	$0.14	$0.07	$0.07	$0.04
Discontinued operations	0.00	0.01	0.01	(0.06)

Total	$0.14	$0.08	$0.09	$(0.02)

Diluted income (loss) per share:
Continuing operations	$0.14	$0.07	$0.07	$0.04
Discontinued operations	0.00	0.01	0.01	(0.06)

Total	$0.14	$0.08	$0.08	$(0.02)

Non-GAAP Reconciliation Table
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Debt refinancing prepayment penalties and fees	—	—	2,210	—
Restructuring costs	1,038	—	4,431	—
IES v Duquette	—	—	(740)	—

Total unusual items	1,038	—	5,901	—
Marginal tax effect	38%	38%	38%	38%

Total unusual items, net of tax	644	—	3,659	—
Net income (loss) from continuing operations	2,026	1,033	1,091	531

Pro-forma net income from continuing operations	2,670	1,033	4,750	531

Pro-forma basic income (loss) per share:
Continuing operations	$0.18	$0.07	$0.32	$0.04
Discontinued operations	0.00	0.01	0.01	$(0.06)

Total	$0.18	$0.08	$0.33	$(0.02)

Pro-form a diluted income (loss) per share:
Continuing operations	$0.18	$0.07	$0.31	$0.04
Discontinued operations	0.00	0 01	0.01	(0.06)

Total	$0.18	$0.08	$0.33	$(0.02)

Shares used in the computation of earnings (loss) per
Basic	14,969	15,086	15,027	15,048
Diluted	15,003	15,163	15,109	15,063

INTEGRATED ELECTRICAL SERVICES INC., AND SUBSIDIARIES
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

	June 30, 2008	March 31, 2008	June 30, 2007
Selected Balance Sheet Data:
Cash and Cash Equivalents	$56,818	$31,867	$68,943
Restricted Cash — Current	—	20,000	20,000
Working Capital (including cash and cash equivalents)	135,172	135,779	161,384
Restricted Cash — Long term	—	—	—
Goodwill	5,713	6,770	14,289
Total Assets	321,248	317,845	361,560
Total Debt	25,277	25,309	45,809
Total Stockholders’ Equity	151,535	152,033	157,038
Selected Cash Flow Data:

	Nine Months Ended	Nine Months Ended
	June 30, 2008	June 30, 2007
Cash provided by (used in) operating activities	$3,055	$56,640
Cash used in investing activities	11,217	(895)
Cash used in financing activities	(27,130)	(14,968)
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